As filed with the Securities and Exchange Commission on March 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Acurx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-3733567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

259 Liberty Avenue

Staten Island, NY 10305

(Address, including zip code, of registrant’s principal executive offices)

2021 Equity Incentive Plan

(Full Title of the Plan)

David P. Luci

President and Chief Executive Officer

Acurx Pharmaceuticals, Inc.

259 Liberty Avenue

Staten Island, NY 10305

Telephone: (917) 533-1469

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Ivan K. Blumenthal, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue New York, NY 10022

(212) 935-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers an aggregate of 465,432 additional shares of common stock, par value $0.001 per share (“common stock”), of Acurx Pharmaceuticals, Inc. (the “Registrant”) reserved under the 2021 Equity Incentive Plan (the “Plan”), representing an increase of 465,432 shares reserved under the Plan effective January 2, 2023 by operation of the 2021 Plan’s “evergreen” provision. This registration statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (File Nos. 333-258026 and 333-263609) relating to an employee benefit plan are effective. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on July 19, 2021 (File No. 333-258026) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Form of Common Stock Certificate.		Form S-1 (Exhibit 4.1)	May 27, 2021	333-256516

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of CohnReznick LLP, independent registered public accounting firm.	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereof)	X

107	Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on March 15, 2023.

ACURX PHARMACEUTICALS, INC.

By:	/s/ David P. Luci
David P. Luci
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of David P. Luci and Robert G. Shawah, acting alone or together with another attorney-in-fact, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David P. Luci	President, Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2023
David P. Luci

/s/ Robert G. Shawah	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2023
Robert G. Shawah

/s/ Robert J. DeLuccia	Executive Chairman	March 15, 2023
Robert J. DeLuccia

/s/ Carl V. Sailer	Director	March 15, 2023
Carl V. Sailer

/s/ Jack H. Dean	Director	March 15, 2023
Jack H. Dean

/s/ Joseph C. Scodari	Director	March 15, 2023
Joseph C. Scodari

/s/ Thomas Harrison	Director	March 15, 2023
Thomas Harrison

/s/ James Donohue	Director	March 15, 2023
James Donohue